EXHIBIT 21
The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

	Jurisdiction in	Percentage of
	Which	Voting
Name of Subsidiary	Incorporated	Securities owned
Day International, Inc.	Delaware	100%
Varn International, Inc.	Delaware	100% (1)
Day International Finance, Inc.	Delaware	100% (1)
Network Distribution International	Massachusetts	100% (1)
Network Distribution International, Inc.	Massachusetts	100% (2)
Day International (U.K.) Holdings	United Kingdom	100% (1)
Day International (U.K.), Ltd.	United Kingdom	100% (3)
Duco Holdings Ltd.	United Kingdom	100% (3)
Duco International Ltd.	United Kingdom	100% (4)
Varn Holdings PLC	United Kingdom	100% (3)
Varn Products Co., Ltd.	United Kingdom	100% (5)
Day International France S.A.R.L	France	100% (1)
Day International de Mexico S.A. de C.V.	Mexico	100% (1)
Day International Pty. Ltd.	Australia	100% (1)
Day International Sdn. Bhd.	Malaysia	100% (1)
Varn International (Canada) Limited	Canada	100% (1)
Day International Japan, K.K.	Japan	100% (1)
R T C do Brasil Ltda.	Brazil	55% (1)
Day Germany Holdings GmbH	Germany	100% (1)
Day International (BRD) GmbH	Germany	100% (6)
ZAO Day International	Germany	100% (7)
Day International Group GmbH	Russia	75% (6)
Rotec Verwaltungs GmbH	Germany	100% (8)
Rotec Huelsensysteme GmbH & Co. KG	Germany	100% (8)
Rotec Czech s.r.o.	Czech Republic	85% (9)

(1)	Subsidiary of Day International, Inc.
(2)	Subsidiary of Network Distribution International
(3)	Subsidiary of Day International (U.K.) Holdings
(4)	Subsidiary of Duco Holdings Ltd.
(5)	Subsidiary of Varn Holdings PLC
(6)	Subsidiary of Day Germany Holdings GmbH
(7)	Subsidiary of Day International (BRD) GmbH
(8)	Subsidiary of Day International Group GmbH
(9)	Subsidiary of Rotec Huelsensysteme GmbH Co. & KG

77